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                                                                    EXHIBIT 23.5



                          CONSENT OF FINANCIAL ADVISOR



     We consent to the use of our opinion dated February 1, 2000 in the Form S-4 Registration Statement of Premier Concepts, Inc. and the use of our name and the statements with respect to us, as appearing under the heading "Opinion of Financial Advisor" in the Registration Statement.



JWGenesis Capital Markets, Inc.



April 19, 2000